EXHIBIT 10.15

VITAL PRODUCTS, INC.
TRUST AGREEMENT

       On this 27th day of May, 2005 (the "Effective Date"), Vital Products, Inc. (as Grantor) hereby transfers, conveys and assigns to Amy Trombly (as the "Trustee") the shares of common stock of Vital Products, Inc., to be held in trust for the Beneficiaries and upon the uses and purposes hereinafter set forth. The trust shall hereafter be known as THE VITAL PRODUCTS, INC. TRUST.

W I T N E S S E T H:

WHEREAS the Grantor is desirous of creating a trust for the purposes and upon the terms hereinafter set forth;

WHEREAS the Grantor hereby transfers and delivers unto the Trustee 1,000,000 shares of Vital Products, Inc. common stock; and

WHEREAS the Trustee is willing to serve as trustee and hold and administer such stock in trust, pursuant to the terms and conditions of this Agreement.

        NOW THEREFORE, the parties agree as follows:

ARTICLE 1
INTERPRETATION:

1.1. Definitions. Whenever used in this Agreement, the following terms shall have the following respective meanings:

        (a) "Agreement" means this agreement and all amendments made hereto and thereto by written agreement between the parties;

        (b) "Beneficiaries" means the person or entities to receive the Distributions set forth in this Agreement;

        (c) "Distribution" means the distribution of the Trust Corpus to the Beneficiaries;

        (d) "Shares" shall mean all shares of common stock of Vital Products, Inc.;

        (e) "Stock Certificate" shall refer to the stock certificate evidencing the existence of the Vital Products, Inc. common stock.

        (f) "Trust" shall mean the Vital Products, Inc. Trust;

        (g) "Trust Corpus" shall mean the trust property which consists solely of the Shares to be described to the Beneficiaries under the terms of this Agreement

1.2. Entire Agreement. This Agreement constitutes the entire agreement between the parties hereto pertaining to the Trust and supersedes all prior agreements, understandings, negotiations and discussions, whether oral or written, of the parties. There are no warranties, representations and other agreements made by the parties in connection with the subject matter hereof except as set forth in this Agreement.

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1.3. Headings.  The division of this Agreement into articles, sections, subsections and paragraphs and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation of this Agreement.

1.4. Law Governing this Agreement. This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts without regard to principles of conflicts of laws.

1.5. Arbitration of Disputes. Any controversy, claim or dispute between the Grantor or Beneficiaries and the Trustee arising out of or related to this Agreement or the breach hereof, which cannot be resolved by mutual agreement, shall be submitted for binding arbitration in accordance with the provisions contained herein and in accordance with the commercial arbitration rules of the American Arbitration Association ("Rules"); provided, however, that notwithstanding any provisions of such Rules, the parties shall have the right to take depositions and obtain discovery in accordance with the Civil Practice Law and Rules of the State of Massachusetts regarding the subject matter of the arbitration, and further provided that the arbitration shall not be consummated as an American Arbitration Association sanctioned arbitration except with the consent of all parties thereto. Judgment of any arbitration award may be entered in any court having jurisdiction. The arbitrators shall determine all questions of fact and law relating to any controversy, claim or dispute hereunder, including but not limited to whether or not any such controversy, claim or dispute is subject to the arbitration provisions contained herein.

1.6. Commencement of Proceeding. Any party desiring arbitration shall serve on the other party its notice of intent to arbitrate ("notice"). A single arbitrator shall be selected by the American Arbitration Association.
     The arbitration proceedings provided hereunder are hereby declared to be self-executing, and it shall not be necessary to petition a court to compel arbitration.

1.7. Cost of Arbitration. If the arbitrators find decisively in favor of one of the parties, the losing party shall pay the entire cost of the arbitration, and also shall pay the prevailing party's reasonable attorneys' fees incurred in connection with the arbitration. If the arbitrators instead settle the dispute by awarding each party a material part of what it was seeking, then the costs of arbitration shall be borne equally and each party shall bear its own attorneys' fees incurred in connection with the arbitration.

1.8. Location. All arbitration proceedings shall be held in the State of Massachusetts.

1.9. Filing deadlines. Notice of the demand for arbitration shall be filed in writing with the other party to this Agreement. The demand for arbitration shall be made within a reasonable time after the claim, dispute or other matter in question has arisen, and in no event shall it be made after the date when institution of legal or equitable proceedings based on such claim, dispute or other matter in question would be barred by the applicable statutes of limitations.

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ARTICLE 2
DELIVERY OF TRUST CORPUS
AND DISTRIBUTIONS TO BENEFICIARIES

2.1. Delivery of Trust Corpus. On or before the Effective Date of this Agreement, the Grantor shall deliver the Stock Certificates of the Shares to the Trustee on or before the Effective Date of this Agreement.

2.2. Distribution of Trust Corpus to Beneficiaries. Upon Vital Products, Inc. becoming effective, as designated by the Securities and Exchange Commission, and its Shares becoming free trading, the Trustee shall distribute the Shares to the Beneficiaries described in Article 3 below. Grantor is hereby responsible for any and all costs associated with such Distribution and shall reimburse Trustee for any costs incurred as related to the Distribution. The trust contemplated by this Agreement shall cease to exist upon the distribution of Shares to the Beneficiaries. The Beneficiaries shall receive distributions consistent with their pro rata ownership of On the Go Healthcare, Inc. common stock as of the date the shares are traded on the over the counter bulletin board.

ARTICLE 3
TRUST BENEFICIARIES

The beneficiaries shall be the named shareholders of On the Go Healthcare, Inc. as of the date the shares are traded on the over the counter bulletin board

ARTICLE 4
TRUSTEE POWERS

4.1. Powers of the Trustee. The Trustee shall have the following powers and rights:

        * to retain the assets of the trust;

        * to distribute assets of the trust as set forth in this Trust
          Agreement;

        * to deposit stock with any protective or other similar committee;

        * to appoint an ancillary trustee or agent to facilitate management of assets located in another state or foreign country;

        * Determine at any time that the corpus of the trust is insufficient to implement the intent of the trust, and upon this determination by the Trustee, terminate the trust by distribution of the trust to the current income beneficiary or beneficiaries of the trust or their legal representatives; and

        * To vote the shares at any annual or special meeting of shareholders.

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4.2. Limitations.  The powers and duties of the Trustee are subject to the following terms and conditions:

        (a) The Grantor acknowledges and agrees that the Trustee (i) shall be obligated only for the performance of such duties that are specifically assumed by the Trustee pursuant to this Agreement;
            (ii) may rely on and shall be protected in acting or refraining from acting upon any written notice, instruction, instrument, statement, request or document furnished to it hereunder and believed by the Trustee in good faith to be genuine and to have been signed or presented by the proper person or party, without being required to determine the authenticity or correctness of any fact stated therein or the validity or service thereof;
            (iii) may assume that any person believed by the Trustee in good faith to be authorized to give notice or make any statement or execute any document in connection with the provisions hereof is so authorized; (iv) shall not be under any duty to give the Trust Corpus held by the Trustee any greater degree of care than the Trustee gives its own similar property; and (v) may consult counsel satisfactory to the Trustee, the opinion of such counsel to be full and complete authorization and protection in respect of any action taken, suffered or omitted by the Trustee hereunder in good faith and in accordance with the opinion of such counsel.

        (b) The Grantor acknowledges that the Trustee is acting solely as Trustee at their request and that the Trustee shall not be liable for any action taken by Trustee in good faith and believed by the Trustee to be authorized or within the rights or powers conferred upon the Trustee by this Agreement. The Grantor agrees to indemnify and hold harmless the Trustee and any of the Trustees partners, employees, agents and representatives for any action taken or omitted to be taken by the Trustee or any of them hereunder, including the fees of outside counsel and other costs and expenses of defending itself against any claim or liability under this Agreement, except in the case of gross negligence or willful misconduct on the Trustee's part committed in its capacity as trustee under this Agreement. The Trustee shall own a duty only to the Grantor and Beneficiaries under this Agreement and to no other person.

        (c) The Grantor agrees to reimburse the Trustee for outside counsel fees, to the extent authorized hereunder and incurred in connection with the performance of its duties and responsibilities hereunder.

        (d) The Trustee may at any time resign as Trustee hereunder by giving five (5) days prior written notice of resignation to the Grantor. Prior to the effective date of resignation as specified in such notice, the Trustee will deliver the Stock Certificates to the Grantor.

        (e) This Agreement sets forth exclusively the duties of the Trustee with respect to any and all matters pertinent thereto and no implied duties or obligations shall be read into this Agreement.

        (f) The provisions of this 4.2. shall survive the resignation of the Trustee or the termination of this Agreement.

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ARTICLE 5
GENERAL MATTERS

5.1. Termination. This Agreement shall terminate upon the distribution of the Trust Corpus to the Beneficiaries or the return of the Trust Corpus to the Grantor upon the Trustee's resignation or at any other time upon the agreement in writing of the Grantor and the Trustee.

5.2. Indemnification. The Grantor hereby agrees to indemnify the Trustee for any claims, including those by third parties, losses, costs, fees, liabilities or damages incurred by Trustee arising out of Trustees administration of her duties under this Agreement and/or Grantor's breach of this Agreement.

5.3. Trustee Fee. In consideration for her services as Trustee as set forth in this Agreement, Grantor shall pay Trustee a fee of $1,000 upon distribution of the shares.

5.4. Notices. All notices, demands, requests, consents, approvals and other communications required or permitted hereunder shall be in writing and, unless otherwise specified herein, shall be (i) personally served,
     (ii) deposited in the mail, registered or certified, return receipt requested, postage prepaid, (iii) delivered by reputable air courier services with charges prepaid, or (iv) transmitted by hand deliver, telegram, or facsimile, addressed as set forth below or to such other address as such party shall have specified most recently by written notice. Any notice or other communication required or permitted to be given hereunder shall be deemed effective (a) upon hand delivery or delivery by facsimile, with accurate confirmation generated by the transmitting facsimile machine, at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) or
     (b) on the second business day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur. The addresses for such communications shall be:

        (a) If to the Grantor, to:

        Vital Products, Inc.
        Attention:  Michael Levine
        35 Adesso Road
        Concord, Ontario
        Canada L4K 3C7
        Phone: (416) 650-5711
        Fax: (905) 660-3008

        (b) If to the Trustee, to:

        Amy Trombly, Esq.
        Trombly Business Law
        1320 Centre Street, Suite 202
        Newton Centre, MA 02459
        Phone: (617) 243-0066
        Facsimile: (617) 243-0060

        Or to such other address as either party shall give to the other by notice made pursuant to this section 5.2.

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5.5. Assignment; Binding Agreement.  Neither this Agreement nor any right or obligation hereunder shall be assignable by any party without the prior written consent of the other parties hereto. This Agreement shall enure to the benefit of and be binding upon the parties hereto and their respective legal representatives, successors and assigns.

5.6. Invalidity. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal, or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be in any way impaired thereby, it being intended that all of the rights and privileges of the parties hereto shall be enforceable to the fullest extent permitted by law.

5.7. Counterparts/Execution. This Agreement may be executed in any number of counterparts and by different signatories hereto on separate counterparts, each of which, when so executed, shall be deemed an original, but all such counterparts shall constitute but one and the same instrument. This Agreement may be executed by facsimile transmission and delivered by facsimile transmission.

5.8. Agreement. Each of the undersigned states that he or she has read the foregoing Vital Products, Inc. Trust Agreement and understands and agrees to it.


                                                "GRANTOR"

                                                Vital Products, Inc.

                                                /s/ Michael Levine
                                                -------------------
                                                By: Michael Levine

                                                May 27th, 2005




                                                "TRUSTEE"

                                                /s/ Amy M. Trombly
                                                -------------------
                                                Amy M. Trombly

                                                May 27th, 2005


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